UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2008

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2008, USEC Inc. ("USEC" or the "Company") entered into a contract with Teledyne Brown Engineering, Inc. ("Teledyne Brown") for the manufacture of 540 gas centrifuge service modules for USEC’s American Centrifuge uranium enrichment plant in Piketon, Ohio. The contract was awarded by Flour Corporation acting as the agent for and on behalf of USEC. Fluor Corporation serves as the engineering, procurement and construction manager for USEC’s American Centrifuge plant.

Service modules are welded, steel frame structures with pipe headers and valves, control and instrument cabling, ventilation ductwork and electrical distribution cables. The individual machine isolation valves, power controls and instrumentation package are mounted on the service modules. These service modules can accommodate up to 20 centrifuge machines and are connected in series to support centrifuge cascade operations.

In January 2008, Teledyne Brown was awarded a contract to provide the initial 36 service modules for the American Centrifuge plant. The initial contract was awarded on a cost plus fixed fee basis with a total estimated cost, including fee, of approximately $19 million.

Pricing under the contract for the remaining 540 service modules also consists of reimbursement of Teledyne Brown’s costs plus a fixed fee. The contract provides for an estimated total cost and fixed fee of approximately $92 million and Teledyne Brown has agreed to use its best efforts to perform the work specified under the contract within the estimated cost. USEC is not obligated to reimburse Teledyne Brown for costs incurred in excess of the estimated cost. However, Teledyne Brown is not obligated to continue performance or incur costs in excess of the estimated cost unless USEC increases the estimated total cost of the contract. Under the contract, USEC will make monthly progress payments based on actual costs incurred and invoiced by Teledyne Brown.

Prior to completion of the contract, USEC may terminate the contract for convenience and is liable for all costs incurred but not previously paid, including liability for termination of Teledyne Brown’s subcontractors, plus a percentage of Teledyne Brown’s fixed fee equal to the percentage of the work completed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

May 28, 2008	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)